Exhibit 10.1

LEASE MODIFICATION

Issued by:	Debbie Barnes
Procurement Specialist I

LESSEE:	ISORAY MEDICAL, INC
Attn: Lori Woods
350 Hills Street, Suite 106
Richland, WA 99354

Lease No. X-40403

Modification No. 31

Modification Date: May 27, 2021

1.         DESCRIPTION OF MODIFICATION

A.          ARTICLE 1 – DESCRIPTION OF PREMISES. This Lease is modified to include three additional shelves of storage space for a total of eight (8) shelves (units).

B.          ARTICLE 4 – RENT. Effective June 1, 2021, the monthly Contract Rent will be increased by $72.00 to $15,752.51.

2.         EXECUTION

All other terms, covenants, and conditions of the above referenced Lease, except as duly modified by this Amendment, remain in full force and effect.

ISORAY MEDICAL, INC	ENERGY NORTHWEST

Accepted By: /s/ Jonathan Hunt	Accepted By: /s/ Debbie Barnes
Debbie Barnes
Name: Jonathan Hunt	Procurement Specialist I

Title: CFO

Date: 5/27/2021	Date: 5/27/2021